UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 31, 2006

SRKP 4, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51473	20-2903204
(Commission File Number)	(IRS Employer Identification No.)

10940 Wilshire Blvd, Suite 600
Los Angeles, CA 90024
(Address of principal executive offices) (Zip Code)

(310) 443-4209
(Registrant’s telephone number, including area code)

1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 31, 2006, SRKP 4, Inc. filed a Certificate of Designation of Series A Preferred Stock with the Secretary of State of the State of Delaware which designates and authorizes for issuance a new series of preferred stock denominated “Series A Preferred Stock.” Under the terms of the certificate of designation, the Company is authorized to issue up to 10,000,000 shares of the Series A Preferred Stock, which are convertible into shares of the Company’s common stock on a one-for-one basis.

A copy of the Certificate of Designation setting forth the rights and preferences of the Series A Preferred Stock is filed as Exhibit 3.1 to this current report, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit	Description
3.1	Certificate of Designation of Series A Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUGAR BIOTECHNOLOGY, INC.

Date: April 6, 2006	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President

EXHIBIT INDEX

3.1	Certificate of Designation of Series A Preferred Stock